Exhibit 10.3

February 15, 2016

Stephen C. Jumper

508 West Wall, Suite 800

Midland, Texas 79701

Mr. Jumper:

Reference is made to the Employment Agreement between Dawson Geophysical Company, a Texas corporation (formerly known as TGC Industries, Inc.) (the “Company”), and you (the “Executive” or “you”), dated as of October 8, 2014 and with an Effective Date of February 11, 2015 (the “Employment Agreement”).  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement, as amended hereby.

This letter agreement (this “Letter Agreement”) sets forth the Executive’s and the Company’s agreement concerning the amendment, effective as of February 11, 2016, of certain provisions of the Employment Agreement as follows:

(1)              The Executive and the Company agree that the current “Term” of the Employment Agreement extends through February 11, 2019 (the “Current Term”), subject to the other provisions of the Employment Agreement.

(2)              The Executive and the Company agree that, commencing as of February 11, 2016 and continuing during the Current Term for each of the annual periods noted below, the Executive’s Base Salary payable under the Employment Agreement shall be paid in the following respective percentages, to the extent earned and payable in accordance with the Company’s usual payroll practices and subject to annual review by the Company and adjustment in the Board’s sole discretion:

Period	Percentage of Base Salary
February 11, 2016 - February 10, 2017:	75%
February 11, 2017 - February 10, 2018:	100%
February 11, 2018 - February 10, 2019:	125%

(3)         The Executive agrees that the terms of this Letter Agreement and its effects on the Executive’s compensation and benefits (including, but not limited to, any bonus or severance compensation and benefits) and/or the Company’s compliance with the Employment Agreement do not constitute “Good Reason” under the Employment Agreement and that the Executive waives any right to assert that the terms of this Letter Agreement constitute “Good Reason” for any purpose under the Employment Agreement.

This Letter Agreement embodies the entire agreement between the Company and the Executive with respect to the amendment of the Employment Agreement.  In the event of any conflict or inconsistency between the provisions of the Employment Agreement and this Letter Agreement, the provisions of this Letter Agreement shall prevail. Except as specifically modified and amended by this Letter Agreement, all of the terms, provisions, requirements and specifications contained in the Employment Agreement remain in full force and effect.  This Letter Agreement may be executed in counterparts (including those transmitted by facsimile), each of which shall be deemed an original and all of which taken together shall constitute one and the same document.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS LETTER AGREEMENT AND THE EMPLOYMENT AGREEMENT, HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL OF THE EXECUTIVE’S CHOOSING TO THE EXTENT THE EXECUTIVE DESIRES LEGAL ADVICE REGARDING THE SAME, AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS HEREIN (AND THE PROVISIONS OF THE EMPLOYMENT AGREEMENT AS AMENDED BY THIS LETTER AGREEMENT).

THIS LETTER AGREEMENT SHALL BE INTERPRETED AND ENFORCED IN CONFORMITY WITH THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISION THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.  VENUE OF ANY LEGAL ACTION ARISING FROM OR RELATING TO THIS LETTER AGREEMENT SHALL BE IN MIDLAND COUNTY, TEXAS.  FOR THE AVOIDANCE OF DOUBT, THE PROVISIONS OF SECTION 11 OF THE EMPLOYMENT AGREEMENT SHALL APPLY TO THIS LETTER AGREEMENT IN ALL RESPECTS.

Please sign in the space provided below to evidence your agreement with the terms of this Letter Agreement and acknowledgment that your obligations hereunder are valid, binding, and enforceable obligations.

DAWSON GEOPHYSICAL COMPANY

By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	Executive Vice Chairman

AGREED TO AND ACKNOWLEDGED:

THE EXECUTIVE

/s/ Stephen C. Jumper
Name:	Stephen C. Jumper
Title:	President and Chief Executive Officer